                          REAL ESTATE MATTERS AGREEMENT


                                     BETWEEN


                                3COM CORPORATION


                                       AND


                                   PALM, INC.


                                FEBRUARY 26, 2000

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE I PROPERTY...................................................................1

     Section 1.1    Leased Property..................................................1
     Section 1.2    Shared Properties................................................1
     Section 1.3    Headquarters Facility............................................2
     Section 1.4    Obtaining the Lease Consents.....................................2
     Section 1.5    Occupation by Palm...............................................3
     Section 1.6    Obligation to Complete...........................................4
     Section 1.7    Form of Transfer.................................................5
     Section 1.8    Casualty; Lease Termination......................................6
     Section 1.9    Tenant's Fixtures and Fittings...................................6
     Section 1.10   Costs............................................................6

ARTICLE II MISCELLANEOUS.............................................................7

     Section 2.1    Limitation of Liability..........................................7
     Section 2.2    Entire Agreement.................................................7
     Section 2.3    Governing Law....................................................7
     Section 2.4    Notices..........................................................7
     Section 2.5    Counterparts.....................................................8
     Section 2.6    Binding Effect; Assignment.......................................8
     Section 2.7    Severability.....................................................8
     Section 2.8    Failure or Indulgence Not Waiver; Remedies Cumulative............8
     Section 2.9    Amendment........................................................9
     Section 2.10   Authority........................................................9
     Section 2.11   Interpretation...................................................9
     Section 2.12   Disputes.........................................................9

ARTICLE III DEFINITIONS..............................................................9

                          REAL ESTATE MATTERS AGREEMENT

         This Real Estate Matters Agreement (this "AGREEMENT") is entered into on February 26, 2000 between 3Com Corporation, a Delaware corporation ("3COM"), and Palm, Inc., a Delaware corporation ("PALM"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement (as defined below).

                                    RECITALS

         WHEREAS, 3Com has transferred or will transfer to Palm effective as of the Separation Date, substantially all of the business and assets of the Palm Business owned by 3Com in accordance with the Master Separation and Distribution Agreement dated as of December 13, 1999 between 3Com and Palm's predecessor corporation, Palm Computing, Inc., a California corporation (the "SEPARATION AGREEMENT").

         WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                    PROPERTY

         SECTION 1.1       LEASED PROPERTY

         (a) 3Com shall assign or cause its applicable Subsidiary to assign, and Palm shall accept and assume, or cause its applicable Subsidiary to accept and assume, 3Com's or its Subsidiary's interest in the Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such assignment shall be completed on the later of:
(i) the Separation Date; and (ii) the earlier of (A) the fifth (5th) business day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 1.6(a) below.

         (b) Subject to the completion of the assignment to Palm or its applicable Subsidiary of the relevant Leased Property, with respect to each Leased Property which is also a Shared Property, Palm shall grant or cause its applicable Subsidiary to grant to 3Com or its applicable Subsidiary a license to occupy that part of the relevant Leased Property identified in Section A of
Schedule 1 of this Agreement currently occupied by 3Com or its applicable Subsidiary and 3Com shall accept or cause its applicable Subsidiary to accept the same. Such license shall be completed immediately following completion of the transfer of the relevant Leased Property to Palm or its applicable Subsidiary.

         SECTION 1.2       SHARED PROPERTIES

         3Com shall grant or cause its applicable Subsidiary to grant to Palm or its applicable Subsidiary a license to occupy those parts of the Shared Properties identified in Section B of

Schedule 1 of this Agreement currently occupied by Palm or its applicable Subsidiary and Palm shall accept or cause its applicable Subsidiary to accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such license shall be completed on the Separation Date.

         SECTION 1.3       HEADQUARTERS FACILITY

         3Com shall grant to Palm a lease of those parts of the Headquarters Facility identified in Section C of Schedule 1 of this Agreement as leased and a sublease of those parts of the Headquarters Facility identified in Section C of
Schedule 1 of this Agreement as subleased, and Palm shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such lease and sublease shall be completed on the Separation Date.

         SECTION 1.4       OBTAINING THE LEASE CONSENTS

         (a) 3Com confirms that, with respect to each Leased Property, an application has been made or will be made by the Separation Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

         (b) 3Com will use its reasonable commercial efforts to obtain the Lease Consents as to each Leased Property, but 3Com shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall 3Com be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent. Palm shall cooperate as reasonably requested by 3Com to obtain the Lease Consents.

         (c) Palm and 3Com will promptly satisfy or cause their applicable Subsidiaries to satisfy the lawful requirements of the Landlord, and Palm will take or cause its applicable Subsidiary to take all steps to assist 3Com in obtaining the Lease Consents as to each Leased Property, including, without limitation:

                  (i) if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant's obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

                  (ii) if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Palm or its applicable Subsidiary as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which Palm or its applicable Subsidiary is reasonably capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; and

                  (iii) using all reasonable commercial efforts to assist 3Com with obtaining the Landlord's consent to the release of any guarantee, surety or other security which 3Com or its

Subsidiary may have previously provided to the Landlord and, if required, offering the same or equivalent security to the Landlord in order to obtain such release.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 1.4(c)(ii) above, Palm shall not be required to obtain a release of any obligation entered into by 3Com or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Palm shall not communicate or permit its applicable Subsidiary to communicate directly with any of the Landlords unless Palm can show 3Com reasonable grounds for doing so.

         (d) If, with respect to any Leased Properties, 3Com and Palm are unable to obtain a release by the Landlord of any guarantee, surety or other security which 3Com or its Subsidiary has previously provided to the Landlord, Palm shall indemnify, defend, protect and hold harmless 3Com and its Subsidiary from and after the Separation Date against all losses, costs, claims, damages, or liabilities incurred by 3Com or its Subsidiary as a result of Palm's occupancy of the Leased Property with respect to such guarantee, surety or other security.

         SECTION 1.5       OCCUPATION BY PALM

         (a) Subject to compliance with Section 1.5(b) below, in the event that the Actual Completion Date for any Leased Property does not occur on the Separation Date, Palm or its applicable Subsidiary shall, commencing on the Separation Date, be entitled to occupy the relevant Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in 3Com's Lease. Such license shall not be revocable prior to the date for completion as provided in Section 1.1(a) unless an enforcement action or forfeiture by the relevant Landlord due to Palm's or its applicable Subsidiary's occupation of the Property constituting a breach of 3Com's Lease cannot, in the reasonable opinion of 3Com, be avoided other than by requiring Palm or its applicable Subsidiary to immediately vacate the relevant Property, in which case 3Com may by notice to Palm immediately require Palm or its applicable Subsidiary to vacate the relevant Property. Palm will be responsible for all costs, expenses and liabilities incurred by 3Com or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by 3Com or its Subsidiary as a result of any enforcement action taken by the Landlord against 3Com or its Subsidiary with respect to any breach by 3Com or its Subsidiary of the Relevant Lease in permitting Palm or its applicable Subsidiary to so occupy the Property without obtaining the required Lease Consent, for which 3Com or its Subsidiary shall be solely responsible. Neither Palm nor its applicable Subsidiary shall be entitled to make any claim or demand against, or obtain reimbursement from, 3Com or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Palm or its applicable Subsidiary as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Palm or its applicable Subsidiary.

         (b) In the event that the Actual Completion Date for any Leased Property does not occur on the Separation Date, whether or not Palm or its applicable Subsidiary occupies a Property as licensee as provided in Section 1.5(a) above, Palm shall, effective as of the Separation Date, (i) pay or cause its applicable Subsidiary to pay 3Com all rents, service charges, insurance premiums and other sums payable by 3Com or its applicable Subsidiary under any Relevant Lease, (ii) observe or cause its applicable Subsidiary to observe the tenant's covenants, obligations and conditions contained in 3Com's Lease and (iii) indemnify, defend, protect and hold harmless 3Com and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Palm or its applicable Subsidiary.

         (c) 3Com shall supply promptly to Palm copies of all invoices, demands, notices and other communications received by 3Com or its applicable Subsidiaries or agents in connection with any of the matters for which Palm or its applicable Subsidiary may be liable to make any payment or perform any obligation pursuant to Section 1.5(a) or (b), and shall, at Palm's cost, take any steps and pass on any objections which Palm or its applicable Subsidiary may have in connection with any such matters. Palm shall promptly supply to 3Com any notices, demands, invoices and other communications received by Palm or its applicable Subsidiary or agents from any Landlord while Palm or its applicable Subsidiary occupies any Property without the relevant Lease Consent.

         SECTION 1.6       OBLIGATION TO COMPLETE

         (a) If, with respect to any Leased Property, at any time the relevant Lease Consent is formally and unconditionally refused in writing, 3Com and Palm shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property and the potential risk and liability to each party in the event an enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of both parties and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of both parties. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten
(10) days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in subparts (b) and (c) of this section below.

         (b) If, with respect to any Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 1.6(a), 3Com may by written notice to Palm elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to Palm or its applicable Subsidiary for the remainder of the Relevant Lease term less three (3) days at a rent equal to the rent from time to time under the Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If 3Com makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 1.5 will apply and, on the grant of the Lease Consent required to sublease the Leased Property in question, 3Com shall sublease or cause its applicable Subsidiary to sublease to Palm or its applicable Subsidiary the relevant Property which sublease shall be for the term and rent set forth in the Relevant Lease and otherwise on the terms of the Relevant Lease.

         (c) If the parties are unable to agree upon the allocation of a Property as set forth in Section 1.6(a) and 3Com does not make an election pursuant to Section 1.6(b) above, 3Com may elect by written notice to Palm to require Palm or its applicable Subsidiary to vacate the relevant Property immediately or by such other date as may be specified in the notice served by 3Com (the "NOTICE DATE"), in which case Palm shall vacate or cause its applicable Subsidiary to vacate the relevant Property on the Notice Date but shall indemnify 3Com and its applicable Subsidiary from and against all costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Separation Date to and including the later of the Notice Date and date on which Palm or its applicable Subsidiary vacates the relevant Property, except for any costs, losses, damages, claims and liabilities incurred by 3Com or its Subsidiary with respect to any enforcement action taken by the Landlord against 3Com or its Subsidiary with respect to any breach by 3Com or its Subsidiary of the Relevant Lease in permitting Palm or its applicable Subsidiary to so occupy the Property without obtaining the required Lease Consent. Neither Palm nor its applicable Subsidiary shall be entitled to make any claim or demand against or obtain reimbursement from 3Com or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Palm or its applicable Subsidiary as a consequence of being obliged to vacate the Property or obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Palm or its applicable Subsidiary.

         SECTION 1.7       FORM OF TRANSFER

         (a) The assignment to Palm or its applicable Subsidiary of each relevant Leased Property shall be in substantially the form attached in Schedule 2, with such amendments which in the reasonable opinion of 3Com are necessary with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Palm or its applicable Subsidiary contained in the relevant Lease Consent or any other document which Palm or its applicable Subsidiary is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Palm or its applicable Subsidiary and any guarantor or surety of Palm's or its applicable Subsidiary's obligations of direct obligations to 3Com or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject. Such amendments shall be submitted to Palm for approval, which approval shall not be unreasonably withheld or delayed.

         (b) The licenses to be granted by Palm or its applicable Subsidiary to 3Com or its applicable Subsidiary, and 3Com or its applicable Subsidiary to Palm or its applicable Subsidiary, with respect to the Shared Properties shall be at the rental rates and terms set forth in Section B of Schedule 1 hereof. Rent shall be abated for the period from the Separation Date to March 1, 2000. The license shall be substantially in the form of the License Form, with such amendments as are, in the reasonable opinion of 3Com, necessary with respect to a particular Property. Such amendments shall be submitted to Palm for approval, which approval shall not be unreasonably withheld.

         (c) The lease and sublease to be granted to Palm with respect to the Headquarters Facility shall be at a monthly rental rate of $3.72 per square foot full service gross including furniture and copier rental through February 28, 2001, $3.82 per square foot full service gross including furniture and copier rental from March 1, 2001 through February 28, 2002 and $3.93 per square foot full service gross including furniture and copier rental thereafter, and be for a term commencing on the Separation Date and expiring (i) February 28, 2003 as to Buildings 12 and 15 and the related common areas and (ii) August 1, 2002 as to Buildings 9 and 10 and the related common areas; provided, however, that in the event 3Com extends its underlying lease as to Buildings 9 and 10 or purchases the underlying fee interest in such property, the expiration date as to Buildings 9 and 10 and the related common areas shall be automatically extended to February 28, 2003. Either party may terminate the lease or sublease as to any of the buildings then subject to the lease or sublease upon six (6) months prior notice, which notice may be given at any time after December 31, 2000; provided, however, that any given termination notice may apply as to only one building and neither party may give a termination notice within thirty (30) days of any previous termination notice given by either party. The lease and sublease shall commence as to the various buildings within the Headquarters Facility in accordance with the schedule set forth in Section C of Schedule 1 hereof; provided, however, that the lease as to Building 15 shall not commence until such building is delivered to Tenant. Rent shall be abated for the period from the Separation Date to March 1, 2000. Such lease and sublease shall be substantially in the form of the lease and sublease forms attached hereto as Schedule 4 and shall include such amendments which in the reasonable opinion of 3Com are necessary with respect to a particular Property. Such amendments shall be submitted to Palm for approval, which approval shall not be unreasonably withheld or delayed.

         SECTION 1.8       CASUALTY; LEASE TERMINATION

         The parties hereto shall grant and accept assignments, leases, subleases or licenses of the Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Properties. In addition, subject to 3Com's obligations in Section 5.6 of the Separation Agreement, in the event that 3Com's Lease with respect to a Leased Property or a Shared Property or 3Com's interest in the leased portion of the Headquarters Facility is terminated prior to the Separation Date, (a) 3Com or its applicable Subsidiary shall not be required to assign, sublease or license such Property, (b) Palm or its applicable Subsidiary shall not be required to accept an assignment, sublease or license of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

         SECTION 1.9       TENANT'S FIXTURES AND FITTINGS

         The provisions of the Separation Agreement and the other Ancillary Agreements shall apply to any trade fixtures and personal property located at each Property. The lease and sublease of the Headquarters Facility and the licenses as to the Shared Properties shall include the rental of the furniture at such Properties.

         SECTION 1.10      COSTS

         3Com shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord's consent fees and attorneys' fees and any costs and expenses relating to re-negotiation of 3Com's Leases.

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE 3COM GROUP OR PALM GROUP BE LIABLE TO ANY OTHER MEMBER OF THE 3COM GROUP OR PALM GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

         SECTION 2.2 ENTIRE AGREEMENT. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         SECTION 2.3 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 5.9 of the Separation Agreement. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the state in which the applicable Property is located.

         SECTION 2.4 NOTICES. Notices, demands, offers requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

                  if to 3Com:
                                    3Com Corporation
                                    5400 Bayfront Plaza
                                    Santa Clara, California 95052
                                    Attention:  General Counsel
                                    Fax:  408.326.6434
                  if to Palm:
                                    Palm Computing, Inc.
                                    5470 Great America Parkway
                                    Santa Clara, California 95052
                                    Attention:  General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

         SECTION 2.5 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 2.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the 3Com Group and each member of the Palm Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

         SECTION 2.7 SEVERABILITY. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 2.8 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 2.9 AMENDMENT. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

         SECTION 2.10 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 2.11 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 2.12 DISPUTES. Any Disputes that arise under this Agreement shall be resolved in accordance with the provisions of Section 5.9 of the Separation Agreement.

                                   ARTICLE III

                                   DEFINITIONS

         The following terms, as used herein, shall have the following meanings:

ACTUAL COMPLETION DATE means, with respect to each Property, the date upon which completion of the assignment, lease or sublease of that Property actually takes place.

HEADQUARTERS FACILITY means Buildings 9, 10, 12 and 15 located at 3Com's campus at Santa Clara, California, as set forth in Section C of Schedule 1 of this Agreement, together with the non-exclusive right to use the Building 1 and Building 9 cafeterias, the Building 6 bistro cafe and the Building 5 annex, located on 3Com's campus upon the terms and subject to the restrictions set forth in the lease and sublease forms attached hereto a Schedule 4 .

LANDLORD means the landlord under 3Com's Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under 3Com's Lease.

LEASE CONSENTS means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Palm or its applicable Subsidiary.

LEASED PROPERTIES means those Properties in Section A of Schedule 1 of this Agreement.

LICENSE FORM means the form license attached hereto as Schedule 3.

PROPERTY means the Leased Properties, the Shared Properties and the Headquarters Facility.

RELEVANT LEASES means those of 3Com's Leases with respect to which the Landlord's consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

RETAINED PARTS means those parts of the Leased Properties which, following assignment to Palm or its applicable Subsidiary, are intended to be licensed to 3Com or its applicable Subsidiary.

SHARED PROPERTIES means those Properties listed in (a) Section A of Schedule 1 as a Property involving a license back to 3Com and (b) Section B of
Schedule 1 of this Agreement.

3COM'S LEASE means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which 3Com or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.

         IN WITNESS WHEREOF, each of the parties has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                          3COM CORPORATION

                                          By:
                                              ------------------------------
                                          Name:
                                                ----------------------------
                                          Title:
                                                 ---------------------------

                                          PALM, INC.

                                          By:
                                              ------------------------------
                                          Name:
                                                ----------------------------
                                          Title:
                                                 ---------------------------

                                   SCHEDULE 1

                                   Properties


                        Section A: Leased Properties

-----------------------------------------------------------------
Address                          License back    Approximate
                                 to 3Com?        Area to be
                                 (Y/N)           licensed
-----------------------------------------------------------------
Tour Kupka A                     Y               5,200
18 Rue Hoche
92800 Paris La Defense, France
-----------------------------------------------------------------
3180 139th Ave. SE,              N
Ste. # 200
Bellevue, WA
-----------------------------------------------------------------

                                    Section B
                                Shared Properties

-----------------------------------------------------------------------------------------------------------------------------------
            Location                       Address                 Current     Additional     Cost Per       Current      License
                                                                   PALM HC   Square Footage  Person Per   Monthly Cost  Expiration
                                                                              (@ $9.50 per      Month                      Date
                                                                             sf per month)*
-----------------------------------------------------------------------------------------------------------------------------------
SANTA CLARA                   5400 Bayfront Plaza, Bldg 1             5                      $   1,900    $  9,500       12/31/00
                              Santa Clara, CA  95052
-----------------------------------------------------------------------------------------------------------------------------------
SANTA CLARA (whse)            2940-2990 Mead Avenue  #1               0           800                     $    880       12/31/00
*Note:  cost = $1.10 psf      Santa Clara, CA  95051
-----------------------------------------------------------------------------------------------------------------------------------
SALT LAKE CITY                605 N. 5600 WEST                        1                     $   1,900     $  1,900        3/31/00
                              Salt Lake City, UT  84116
-----------------------------------------------------------------------------------------------------------------------------------
CHICAGO                       3800 Golf Rd.                          11           910       $   1,900     $ 29,545        8/31/00
                              Rolling Meadows, IL  60008
-----------------------------------------------------------------------------------------------------------------------------------
ATLANTA, GA                   Six Concourse Pkwy # 1450               1                     $   1,900     $  1,900        3/31/00
                              Atlanta, GA  30328-5346
-----------------------------------------------------------------------------------------------------------------------------------
BLOOMINGTON, MN               7760 France Ave. S., 6th floor          1                     $   1,900     $  1,900        3/31/00
                              Bloomington MN  55435
-----------------------------------------------------------------------------------------------------------------------------------
VIENNA, VA                    2070 CHAIN BRIDGE ROAD                  1                     $   1,900     $  1,900        3/31/00
                              Vienna, VA  22182
-----------------------------------------------------------------------------------------------------------------------------------
WINNERSH                      220 WHARFDALE ROAD                     26                     $   1,900     $ 49,400        5/31/00
                              Winnersh, Wokingham
                              Berkshire RG41 5TB  England
-----------------------------------------------------------------------------------------------------------------------------------
MAARSEN, NETHERLANDS          3Com Benelux                            2                     $   1,900     $  3,800        3/31/00
                              PLANET PARK II PLANETENBAAN 118
                              3606  AK Maarssen
                              Maarsen, Netherlands
-----------------------------------------------------------------------------------------------------------------------------------
MUNICH, GERMANY               3Com GmbH                               8           100       $   1,900     $ 16,150        3/31/00
                              MAX-PLANCK-STRASSE 3
                              D-85609  ASCHHEIM-DORNACH
                              Germany
-----------------------------------------------------------------------------------------------------------------------------------
SOLNA, SWEDEN                 FROSUNDAVIKS ALLE 15, Box 1251          4                     $   1,900     $  7,600        3/31/00
                              171 24 Solna, Sweden
-----------------------------------------------------------------------------------------------------------------------------------
ZURICH, SWITZERLAND           3Com (Schweiz) AG                       1                     $   1,900     $  1,900        3/31/00
                              54 THURGAUER STRASSE
                              CH-8050 Zurich, Switzerland
-----------------------------------------------------------------------------------------------------------------------------------
DUBLIN, IRELAND               3Com Dublin                             3                     $   1,900     $  5,700        6/30/00
                              Ballycoolin Business Park
                              Blanchardstown, Dublin 15, Ireland
-----------------------------------------------------------------------------------------------------------------------------------
MILAN, ITALY                  3Com Italia S.p.A.                      1                     $   1,900     $  1,900        3/31/00
                              Via Michaelangelo Buonarroti, 1
                              20093 Cologno Monzese
-----------------------------------------------------------------------------------------------------------------------------------
HONG KONG                     3Com Asia LTD                           5           120       $   1,900     $ 10,640        5/31/00
                              23F,
                              Li Po Chun Chambers
                              89 Des Voeux Rd.
                              Central Hong Kong
-----------------------------------------------------------------------------------------------------------------------------------
NORTH SYDNEY, AUSTRALIA       65 BERRY ST., level 12/13               4                     $   1,900     $  7,600        3/31/00
                              Sidney, NSW, Australia  2060
-----------------------------------------------------------------------------------------------------------------------------------
JAPAN                         21F, Center Office                      5           520       $   1,900     $ 14,440        5/31/00
                              Bunkyo Green Court
                              2-28-8 Honkomagome
                              Bunkyo-Ku,  Tokyo Japan, 113-6591
-----------------------------------------------------------------------------------------------------------------------------------
SINGAPORE (SALES OFFICE)      50 RAFFLES PLACE                        4                     $   1,900     $  7,600        5/31/00
                               #27-05/06
                              Singapore Land Tower
                              048623        Singapore
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Location                      Address                              Current     Additional     Cost Per       Current      License
                                                                   PALM HC   Square Footage  Person Per   Monthly Cost  Expiration
                                                                              (@ $9.50 per      Month                      Date
                                                                             sf per month)*
-----------------------------------------------------------------------------------------------------------------------------------
SINGAPORE (MFG )              3Com Technologies                       5           284        $    1,900   $  2,198        5/31/00
                              3 Changi North ST. 2
                              498827 Singapore
-----------------------------------------------------------------------------------------------------------------------------------
MEXICO                        Paseo de las Palmas                     1                     $     1,900   $  1,900        3/31/00
                              405-903  Torre Optima, Pico 9
                              Mexico City, Mexico  11000
-----------------------------------------------------------------------------------------------------------------------------------
             TOTAL MONTHLY RENT FOR LICENSED PREMISES                89                                   $188,353
-----------------------------------------------------------------------------------------------------------------------------------

                           Section C: Headquarters Facility

---------------------------- ----------------- -------------------- --------------------
          Address               Leased or           Estimated        Estimated Square
                             Subleased? Area    Commencement Date         Footage
---------------------------- ----------------- -------------------- --------------------
5400 Bayfront Plaza,         Leased            3/1/00               35,000
Bldg 12
Santa Clara, CA
---------------------------- ----------------- -------------------- --------------------
5400 Bayfront Plaza,         Leased            11/15/00             35,000
Bldg. 15
Santa Clara, CA
---------------------------- ----------------- -------------------- --------------------
5400 Bayfront Plaza,         Subleased         3/1/00               63,600
Bldg. 9
---------------------------- ----------------- -------------------- --------------------
5400 Bayfront Plaza,         Subleased         3/1/00               83,100
Bldg. 10
---------------------------- ----------------- -------------------- --------------------
Common Area                  Subleased         3/1/00               12,800
---------------------------- ----------------- -------------------- --------------------

                                   SCHEDULE 2

                      Form Assignment for Leased Properties

                                   SCHEDULE 3

                       Form License for Shared Properties

                                   SCHEDULE 4

              Form Lease and Sublease for the Headquarters Facility